EXHIBIT 23.01

RWD TECHNOLOGIES, INC.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-36157, 333-50199, 333-60593, 333-89093, 333-42760, and 333-87192) pertaining to the Omnibus Stock Incentive Plan and Employee Stock Purchase Plan of RWD Technologies, Inc. of our report dated March 14, 2003, with respect to the consolidated financial statements and schedule of RWD Technologies, Inc. included in the Annual Report (From 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 28, 2003